Duquesne Light Holdings, Inc. and Subsidiaries Consolidating Statement of Income Year Ended December 31, 2003	Exhibit 99.1

	Duquesne Light Company	DQE Energy Services, LLC	DQE Financial Corporation	DQE Systems, Inc.	DQE Enterprises Inc.	Aquasource, Inc.	Holdings	DQE Capital Corporation	Cherrington Insurance Ltd.	Eliminations/ Consolidations	Adjustments	Duquesne Light Holdings, Inc. Consolidated
Operating Revenues:
Sales of Electricity:
Retail to customers	$780,792,930	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$780,792,930
Wholesale	7,469,434	—	—	—	—	—	—	—	—	—	—	7,469,434

Total Sales of Electricity	788,262,364	—	—	—	—	—	—	—	—	—	—	788,262,364
Water Sales	—	—	—	—	—	41,499,309	—	—	—	—	(41,499,309)	—
Other	17,847,676	63,527,009	27,842,599	6,655,025	—	—	—	—	310,661	(1,619,196)	—	114,563,774

Total Operating Revenues	806,110,040	63,527,009	27,842,599	6,655,025	—	41,499,309	—	—	310,661	(1,619,196)	(41,499,309)	902,826,138
Operating Expenses:
Purchased power	393,676,563	—	—	—	—	—	—	—	—	—	—	393,676,563
Other operating and maintenance	129,605,862	33,144,974	45,180,342	5,254,648	443,983	37,361,524	10,099,437	421,803	311,951	(1,619,196)	(38,367,158)	221,838,170
Depreciation and amortization	76,393,109	2,073,398	6,333,955	1,843,437	5,176	275,867	1,653,271	—	—	—	(1,321,979)	87,256,234
Taxes other than income taxes	51,366,654	—	248,586	446,351	22,602	2,249,107	(2,999,455)	—	—	—	(2,249,107)	49,084,738

Total Operating Expenses	651,042,188	35,218,372	51,762,883	7,544,436	471,761	39,886,498	8,753,253	421,803	311,951	(1,619,196)	(41,938,244)	751,855,705
Operating Income	155,067,852	28,308,637	(23,920,284)	(889,411)	(471,761)	1,612,811	(8,753,253)	(421,803)	(1,290)	—	438,935	150,970,433
Other Income	20,334,399	1,808,470	29,358,853	189,223	75,105	14,393,193	(1,131,858)	12,842,915	47,064	(29,579,099)	(13,910,252)	34,428,013
Interest and Other Charges	63,615,924	179,232	1,785,978	—	—	894,938	24,406,864	12,420,273	—	(28,353,521)	(521,706)	74,427,982
Income Before Income Taxes	111,786,327	29,937,875	3,652,591	(700,188)	(396,656)	15,111,066	(34,291,975)	839	45,774	(1,225,578)	(12,949,611)	110,970,464
Income Tax Expense (Benefit)	45,358,581	9,607,070	(29,545,231)	(1,774,164)	288,650	(67,460,681)	(8,487,318)	348	16,021	—	69,739,885	17,743,161

Income from Continuing Operations	66,427,746	20,330,805	33,197,822	1,073,976	(685,306)	82,571,747	(25,804,657)	491	29,753	(1,225,578)	(82,689,496)	93,227,303
Income from Discontinued Operations	—	—	—	—	—	—	—	—	—	—	82,689,496	82,689,496

Net Income	66,427,746	20,330,805	33,197,822	1,073,976	(685,306)	82,571,747	(25,804,657)	491	29,753	(1,225,578)	—	175,916,799
Preferred Dividends	—	—	—	—	—	—	434,878	—	—	—	—	434,878

Earnings Available for Common	$66,427,746	$20,330,805	$33,197,822	$1,073,976	$(685,306)	$82,571,747	$(26,239,535)	$491	$29,753	$(1,225,578)	$—	$175,481,921

Duquesne Light Holdings, Inc. and Subsidiaries Consolidating Balance Sheet As of December 31, 2003	Exhibit 99.1 (continued)

	Duquesne Light Company	DQE Energy Services, LLC	DQE Financial Corporation	DQE Systems, Inc.	DQE Enterprises, Inc.	Aquasource, Inc.	Holdings	DQE Capital Corporation	Cherrington Insurance Ltd.	Eliminations/ Consolidations	Adjustments	Duquesne Light Holdings, Inc. Consolidated
Current Assets:
Cash and Temporary Cash Investments	$69,109,437	$28,674,228	$1,941,166	$13,643,318	$2,938,071	$144,985,044	$(1,695,999)	$17,580,179	$1,313,831	$(244,645,975)	$—	$33,843,300
Total Receivables, net	357,066,454	6,713,603	6,296,261	1,477,670	322,075	—	15,008,555	328,380,794	752,604	(601,005,972)	—	115,012,044
Materials and Supplies (at avg. cost)	17,135,669	—	—	—	—	—	—	—	—	—	—	17,135,669
Other Current Assets	14,824,539	307,498	41,894,351	692,455	—	69,684,071	(44,483,818)	—	4,195	(64,624,712)	(176,984)	18,121,595

Total Current Assets	458,136,099	35,695,329	50,131,778	15,813,443	3,260,146	214,669,115	(31,171,262)	345,960,973	2,070,630	(910,276,659)	(176,984)	184,112,608
Long-Term Investments	27,051,121	8,092,294	557,134,864	—	—	—	1,144,173,262	—	—	(1,168,517,674)	—	567,933,867
Property, Plant & Equipment:
Electric Plant in Service	1,989,242,129	—	—	—	—	—	—	—	—	—	—	1,989,242,129
Construction Work in Progress	64,226,058	—	—	—	—	—	—	—	—	—	—	64,226,058
Property Held Under Capital Leases	10,095,149	—	—	—	—	—	—	—	—	—	—	10,095,149
Property Held for Future Use	174,110	—	—	—	—	—	—	—	—	—	—	174,110
Other	1,000	29,164,736	14,066,916	29,119,573	547,167	—	4,687,271	—	—	2,542,996	—	80,129,659

Total	2,063,738,446	29,164,736	14,066,916	29,119,573	547,167	—	4,687,271	—	—	2,542,996	—	2,143,867,105
Less: Accum Depreciation and Amortization	(681,032,261)	(9,351,134)	(6,593,897)	(6,105,244)	(546,259)	—	(1,885,228)	—	—	(1,090,663)	—	(706,604,686)

Property, Plant & Equipment—Net	1,382,706,185	19,813,602	7,473,019	23,014,329	908	—	2,802,043	—	—	1,452,333	—	1,437,262,419
Other Non-Current Assets:
Transition Costs	8,405,040	—	—	—	—	—	—	—	—	—	—	8,405,040
Regulatory Assets	281,604,233	—	—	—	—	—	—	—	—	—	—	281,604,233
Other Non-Current	51,336,734	—	1,170,374	6,505,378	304,764	3,378,883	751	—	—	(1,338,131)	176,984	61,535,737

Total Other Non-Current Assets	341,346,007	—	1,170,374	6,505,378	304,764	3,378,883	751	—	—	(1,338,131)	176,984	351,545,010

Total Assets	$2,209,239,412	$63,601,225	$615,910,035	$45,333,150	$3,565,818	$218,047,998	$1,115,804,794	$345,960,973	$2,070,630	$(2,078,680,131)	$—	$2,540,853,904

Duquesne Light Holdings, Inc. and Subsidiaries Consolidating Balance Sheet As of December 31, 2003	Exhibit 99.1 (continued)

	Duquesne Light Company	DQE Energy Services, LLC	DQE Financial Corporation	DQE Systems, Inc.	DQE Enterprises, Inc.	Aquasource, Inc.	Holdings	DQE Capital Corporation	Cherrington Insurance Ltd.	Eliminations/ Consolidations	Adjustments	Duquesne Light Holdings, Inc. Consolidated
Current Liabilities:
Notes Payable and Current Maturities	$50,505,058	$207,538	$—	$—	$—	$—	$577,617,227	$244,645,975	$—	$(821,458,740)	$—	$51,517,058
Accounts Payable	98,914,544	10,143,868	11,134,200	1,923,572	(4,482)	1,646,065	10,138,244	2,121,508	33,125	(24,096,459)	34,483	111,988,668
Accrued Liabilities	95,109,407	25,028,684	11,669,398	3,077,338	(8,810,342)	15,604,560	(30,849,766)	1,365,503	363,944	(44,475,348)	(17,276,600)	50,806,778
Dividends Declared	2,223,006	—	—	—	—	—	19,210,065	—	—	—	—	21,433,071
Other Current Liabilities	3,393,452	—	—	—	—	—	—	—	—	11,132,039	(784,613)	13,740,878
Net Current Liabilities of Discontinued Operations	—	—	—	—	—	—	—	—	—	—	29,775,942	29,775,942

Total Current Liabilities	250,145,467	35,380,090	22,803,598	5,000,910	(8,814,824)	17,250,625	576,115,770	248,132,986	397,069	(878,898,508)	11,749,212	279,262,395
Non-Current Liabilities:
Deferred Income Taxes	363,632,789	886,876	212,397,237	4,852,228	(9,380,937)	—	(75,642,102)	—	(289,600)	(22,350,541)	—	474,105,950
Other	137,906,065	—	14,351,169	2,717,521	43,663	3,566,902	866,085	—	839,518	15,297,210	(11,749,212)	163,838,921

Total Non-Current Liabilities	501,538,854	886,876	226,748,406	7,569,749	(9,337,274)	3,566,902	(74,776,017)	—	549,918	(7,053,331)	(11,749,212)	637,944,871
Capitalization:
Long-Term Debt	857,735,573	1,800,834	21,768,566	—	—	—	—	96,963,965	—	(804,462)	—	977,464,476
Preferred & Preference Stock	69,746,900	—	1,500,000	—	—	—	15,180,000	—	—	(15,680,000)	—	70,746,900
Common Shareholder’s Equity	530,072,618	25,533,425	343,089,465	32,762,491	21,717,916	197,230,471	599,285,041	864,022	1,123,643	(1,176,243,830)	—	575,435,262

Total Capitalization	1,457,555,091	27,334,259	366,358,031	32,762,491	21,717,916	197,230,471	614,465,041	97,827,987	1,123,643	(1,192,728,292)	—	1,623,646,638

Total Liabilities & Capitalization	$2,209,239,412	$63,601,225	$615,910,035	$45,333,150	$3,565,818	$218,047,998	$1,115,804,794	$345,960,973	$2,070,630	$(2,078,680,131)	$—	$2,540,853,904